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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Antigenics Inc.:


We consent to the use of our report incorporated by reference herein and to the reference to our firm under the headings "Selected Consolidated Financial Information" and "Experts" in the prospectus. Our report refers to a change in accounting for purchase method business combinations completed after June 30, 2001 and a change in accounting for goodwill and intangible assets effective January 1, 2002.


                                  /s/ KPMG LLP

Short Hills, New Jersey
April 29, 2003